UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2021

Kaspien Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-14818	14-1541629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2818 N. Sullivan Rd. Ste 130
Spokane Valley, WA 99216

(Address of Principal Executive Offices, and Zip Code)

(855) 300-2710

Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	KSPN	NASDAQ Stock Market

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 3 to Loan and Security Agreement

On September 17, 2021, Kaspien Holdings Inc. (the “Company”) and Kaspien Inc. (“Kaspien,” and together with the Company, the “Loan Parties”), a wholly-owned subsidiary of the Company, entered into that certain Amendment No. 3 to Loan and Security Agreement (the “Third Amendment”) with Eclipse Business Capital LLC (“Eclipse”), as administrative agent, and the lenders party thereto, pursuant to which the parties thereto amended the Loan and Security Agreement, dated as of February 20, 2020 and amended as of March 30, 2020 and as of April 13, 2021, between the Company, Kaspien, Eclipse and the lenders party thereto.

Pursuant to the Third Amendment, among other things, (i) the maturity of the credit facility has been extended to February 20, 2024, and the early termination fees have been accordingly reset; (ii) the LIBOR floor has been reduced to 1.00%; (iii) up to $4,000,000 of acquisitions are now allowed without Eclipse’s consent, subject to satisfaction of various conditions, including the Company having a trailing twelve month fixed charge coverage ratio of 1.20x and Excess Availability greater than the greater of (x) 20% of the average Borrowing Base for each 30 day period immediately prior to, and pro forma for, the purchase and (y) $1,500,000 and (iv) up to $5,600,000 aggregate principal amount of the subordinated indebtedness may be prepaid, subject to satisfaction of various conditions, including compliance with the financial covenant.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Subordinated Loan and Security Agreement

On September 17, 2021, the Loan Parties entered into that certain Amendment No. 1 to Subordinated Loan and Security Agreement (the “Amended Subordinated Loan Agreement”) with the lenders party thereto from time to time (the “Lenders”), pursuant to which the parties thereto amended the Subordinated Loan Agreement, dated as of March 30, 2020, between the Loan Parties, the Lenders and TWEC Loan Collateral Agent, as collateral agent for the Lenders.

Pursuant to the Amended Subordinated Loan Agreement, among other things, the maturity of the loan has been extended to March 31, 2024.

The foregoing description of the Amended Subordinated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Subordinated Loan Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Loan and Security Agreement dated September 17, 2021
10.2	Amendment No. 1 to Subordinated Loan and Security Agreement dated September 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2021	Kaspien Holding Inc.

	By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer